EXHIBIT 10.33(a)

AMENDMENT TO EMPLOYMENT AND SEVERANCE AGREEMENT

This Amendment to Employment and Severance Agreement (this “Amendment”) is made this December 3, 2014 between Steiner Leisure Limited, a Bahamas international business company (the “Company”) and Stephen Lazarus (“Employee”), to be effective as indicated herein.

WHEREAS, the Company and Employee entered into an Employment and Severance Agreement dated February 3, 2011 (the “Agreement”) and the Company and Employee wish to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1. Amendment to Section 1 of the Agreement.  The first sentence of Section 1 of the Agreement is hereby deleted in its entirely and replaced with the following:

Effective on the Effective Date (as defined in Section 2, below), the Company hereby employs Employee as Chief Operating Officer and Chief Financial Officer of the Company and Employee hereby accepts such employment.

2. Effective Date.  The effective date of this Amendment shall be January 1, 2015.

3. Defined Terms.  Capitalized terms used in this Amendment but not defined shall have the same meaning as in the Agreement.

4. No Other Amendment.  Except as set forth in this Amendment, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first above written.

STEINER LEISURE LIMITED

By:
Stephen Lazarus	Name:	Leonard Fluxman
	Title:	President and CEO